UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2013

SimplePons, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-21134	04-2893483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1090 Fountain Street North Cambridge, Ontario N3H 4R7
(Address of Principal Executive Offices)

(519) 650-9506

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry in a Material Definitive Agreement

On July 3, 2013 (the “Effective Date”), SimplePons, Inc., a Delaware corporation (“we”, “our” or the “Company”), finalized that certain replacement trustee agreement (the “Replacement Agreement”), by and among the Company, Eco-Shift Call Corp. (“CallCo”), Eco-Shift Acquisition Corp. (“AcquisitionCo”), Patriquin Law Professional Corporation (“Patriquin”), and Willard Michael Callan, an individual resident in the City of Cambridge in the Province of Ontario, Canada (“Mr. Callan”), thereby effecting a material modification to that certain voting and exchange trust agreement, entered into as of February 5, 2013 (the “Trust Agreement”), by and among the Company, CallCo, AcquisitionCo, and Patriquin as trustee, which established a trust relationship thereunder (the “Trust”).

As of the Effective Date, pursuant to the Replacement Agreement, Mr. Callan agreed to succeed Patriquin as trustee of the Trust and to be bound by the terms of the Trust Agreement as if he signed the Trust Agreement himself as original trustee of the Trust.

The above description of the Replacement Trustee Agreement does not purport to be complete and is qualified in its entirety by reference to the Replacement Trustee Agreement, which is attached hereto as Exhibit 2.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Replacement Trustee Agreement, dated July 3, 2013, by and among SimplePons, Inc., Eco-Shift Call Corp., Eco-Shift Acquisition Corp., Patriquin Law Professional Corporation and Willard Michael Callan*

* Filed herewith

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMPLEPONS, INC.

Date: July 24, 2013	By:	/s/ Gilbert Wood
Gilbert Wood
Chief Executive Officer